EXHIBITS 10.1


THIS REDEMPTION AND SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

THIS REDEMPTION AND SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (Agreement") is made and entered into as of February 17, 2004, by: among AJW Partners, LLC. New Millennium Capital Partners ll. LLC, AJW Offshore, Ltd- (flkla/ AJW /New Millennimn Offshore. Ltd), and AJW Qualified Partners, LLC (f/k/a Pegasus Capital Partners, LLC) (collectively, the "Investors") on behalf of themselves and their officers, directors. employees, attorneys and agents, and Torbay
Holdings, Inc. ("Torbay") on behalf of itself and its officers, directors, employees. attorneys, heirs, executors and agents, in accordance with the terms and conditions set forth below.

                                    RECITALS:

WHEREAS. on May 15, 2002, the Investors entered into a Securities Purchase agreement and several related agreements with Torbay, pursuant to which the investors purchased from Torbay $500,000 of 12% secured convertible debentures (the "2002 Debentures") and 1,500.000 warrants to buy shares of Torbay's common stock and on April 16. 2003, the Investors entered into a Securities Purchase agreement and several related agreements with Torbay, pursuant to which the Investors purchased from Torbay $250,000 of 12% secured convertible debentures (the "2003 Debentures") and 500,000 warrants to buy shares of Torbay's common stock (collectively, the "Securities Purchase Agreements" or "Debentures"). Since that time, the Investors have converted a portion of their Debentures into shares of Torbay common stock, leaving the following principal amounts outstanding: $338,850 principal amount of thc 2002 Debentures and approximately $207,000 principal amount of the 2003 Debentures.

WHEREAS, Torbay has defaulted on its obligations contained in the agreements, including, without limitation, its obligation to deliver common stock upon its receipt of conversion notices from the Investors and the Investors have not exercised their rights under the default provisions of the Debentures.

WHEREAS, on December 18, 2003, Torbay filed a summons against the Investors, The NIR Group, LLC, First Street Manager III LLC, Pegasus Manager, LLC and AJW Manager, LLC entitled Torbay v. The NIR Group et al,. No 03/018792 in the Supreme Court of the State of New York, County of Nassau (the "Nassau County Summons").

WHEREAS, the parties have agreed to enter into this Agreement to settle. compromise, release. and dismiss, fully and completely and forever, each and every claim that the Investors may have against Torbay and that Torbay may have against the Investors.

NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, to avoid further risks and uncertainty of litigation, and for other good and sufficient consideration, the partiers agree as follows:

1. Redemption of Debentures. The parties have agreed that the 2002 Debentures and the 2003 Debentures will be redeemed under the following terms and conditions and that once these terms and conditions have been satisfied, the May 15, 2002 and April 16, 2003 Securities Purchase Agreements will be discharged in full:

(a) Shares ofTorbay Common Stock. The Investors do not currently hold any shares of Torbay's common stock. Within three (3) days of the execution of this Agreement, Torbay will issue and deliver to the Investors 2,000,000 shares of unrestricted, freely Tradeable: Torbay common stock upon conversion of and in accordance with the terms and conditions of the Debentures. This Agreement will not become effective until the 2,000,000 shares are delivered to the Investors. The shares are to be allocated among the Investors as follows: AJW Partners.. LLC will receive 700,000 shares, New Millennium Capital Partners ll, LLC will receive 140,000 shares, AJW Offshore Ltd. will receive 700,000 shares, and AJW Qualified Partners win receive 460,000 shares. Subsequent to their sale of the 2,000,000 unrestricted shares of Torbay Common stock, the Investors will notify Torbay that they have sold their shares of Torbay common stock. Such notice can be delivered by the Investors to Torbay by facsimile, hand, regular mail, or federal express. Within five (5) business days of receiving such notice, Torbay will deliver to the Investors 4,000,000 Restricted shares of Torbay common stock. The 4,000,000 shares are to be allocated among the Investors as follows:
AJW Partners, LLC will receive 1,400,000 shares, New Millennium Capital Partners II, LLC will receive 280,000 shares, AJW Offshore Ltd. will receive 1,400,000 shares, and AJW Qualified Partners will receive 920,000 shares.

(b) Redemption Payment. Torbay will pay the Investors $200,000 in cash, in monthly installments of $16,666.66 commencing eight (8) weeks from the execution of this Agreement. The montly installments will be paid on the first of each month and the monthly installments will be allocated as follows: AJW Partners, LLC will receive $5,833.33, New Millennium Capital Partners II, LLC will receive $1,166.66, AJW Offshore Ltd. will receive $5,833.33, and AJW Qualified Partners will receive $3,833.34. Although the monthly installments are due and owing on the first of each month, Torbay will have a grace period of seven (7) business days in which to pay the monthly installments.

2. The Nassau County Summons. Torbay will withdraw with prejudice the Nassau County Summons. Within ten (10) business days from the execution of this Agreement, Torbay will provide the Investors with a fully filed and docketed Notice of Withdrawal With Prejudice.

3. The Press Release. Within three (3) business days of the execution of this Agreement, Torbay will release the following press release on Business Wire:

Torbay Holdings Inc. Enters Into Redemption and Settlement Agreement with Debenture Holders, Withdraws Summons against Debenture Holders

New York - February -' 2004 - Torbay Holdings Inc. (OTC BB: TRBY.OB) today announced that it has entered into a Redemption and Settlement Agreement and Mutual General Release with certain holders of its debentures.

As part of the settlement agreement, Torbay agreed to withdraw the summons that it filed in Nassau County, New York in December 2003. No complaint was ever filed by Torbay against the debenture holders. Terms of the redemption and settlement agreement were not disclosed.


4. Confession of Judgment. At the time of the execution of this Agreement. Torbay will deliver to the Investors a fully executed Affidavit of Confession of Judgment ("Judgment"), in the form set forth hereto as Exhibit A in favor of the Investors, in the amount of $350,000, plus accrued interest, late fees, liquidated damages, and attorneys' fees and costs. The Judgment will be held in escrow by Brune & Richard LLP pending Torbay's performance of the obligations set forth in this Agreement. If Torbay is in default of this Agreement, as defined in paragraph 5, the Investors shall file the Judgment in the New York State Supreme Court.

5. Default. Upon the occurrence of any of the following events of default by Torbay) the Investors may file and enforce tile Judgment:

(a) Torbay fails to comply with the obligations set forth in this Agreement;

(b) Any statement by or on behalf of Torbay, its then current directors. officers, employees, attorneys or agents that contradicts the text of the Press Release set forth in Paragraph 3 hereof, that repudiates this Agreement, or that accuses the Investors of wrongdoing in connection with the Transactions contemplated by the Securities Purchase Agreements;

(c) Torbay becomes insolvent, ceases operations. Dissolves, terminates its business existence, makes an assignment for the benefit of creditors, suffers the appointment of a receiver, trustee, liquidator or custodian of any or all of its property; or

(d) Torbay is the subject of a bankruptcy or insolvency proceeding.

6. Mutual General Release.

(a) Except for the performance by the parties of the provisions of this Agreement, each party hereto, for itself and on behalf of all partners, officers, directors, employees, affiliates (both persons and entities), representatives, agents, attorneys, servants, trustees, beneficiaries, predecessors in interest, successors in interest, assigns, nominees and insurers (collectively, the "Releasing Parties"), shall be deemed to have released and forever discharged each of the other parties hereto, and all partners, officers, directors, employees. affiliates (both persons and entities), representatives, agents, attorneys, servants. trustees, beneficiaries, predecessors in interest. successors in interest, assigns, nominees and insurers of each such party, of and from any and all claims. demands, actions and causes of action, whether known or unknown, fixed or contingent, that any of the Releasing Parties may have had, may now have or may hereafter acquire with respect to any matters whatsoever arising under or in any way related to (i) any claims, counterclaims, third-party claims, and causes of action that the Releasing Parties have or may have concerning the Securities Purchase Agreements and related agreements, (ii) any act which may constitute a defense to the performance of this Agreement, the Securities Purchase Agreements and the Debentures~ and (iii) any claims any party may have against any other with respect to or in connection with any alleged violation of any state common law, statute. or state or Federal securities laws, prior to the date of this Agreement, including the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.

(b) In addition. Torbay for itself and on behalf of all partners. officers. directors. employees. affiliates (both persons and entities). representatives, agents, attorneys. servants, trustees, beneficiaries. predecessors in interest, successors in interest, assigns, nominees and insurers specifically releases and forever discharges The NIR Group, LLC. First Street Manager II LlC, Pegasus Manager. LLC, and AJW Manager7 LLC of and from any and all claims, demands, actions and causes of action, whether known or unknown. fixed or contingent, that any of the Releasing Parties may have had, may now have or may hereafter acquire with respect to any matters whatsoever arising under or in any way related to (i) any claims, counterclaims. third-party claims. and causes of action that the Re]easing Parties have or may have concerning the Securities Purchase Agreements and related agreements, (ii) any act which may constitute a defense to the performance of this Agreement, the Securities Purchase Agreements and the Debentures. and (iii) any claims any party may have against any other with respect to or in connection with any alleged violation of any state common law, statute. or state Or Federal securities laws, prior to the date of this Agreement, including the Securities Act of 1933. as amended and the Securities Exchange Act of 1934, as amended.

(c) Notwithstanding anything to the contrary contained herein, the foregoing shall not release Torbay from any claims, demands, expenses or losses by the Investors (or causes of action or remedies related thereto) arising from any indemnity by Torbay or any affiliate for the benefit of the Investors as required by the Debentures, the Securities Purchase Agreements and related agreements.


General Provisions.

(a) Entire Agreement. This Agreement and the documents referred to herein constitute the entire understanding, arrangement and agreement among the parties hereto or any of them with respect to the subject matter hereof, and supersedes all prior agreements. arrangements, understandings, negotiations and discussions, written or oral, between or among the parties hereto.

(b) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(c) Modifications in Writing. No provisions of this Agreement may be amended, supplemented or waived except by a writing signed by the party or parties to be bound thereby.

(d) Execution in Counterparts. This Agreement may be executed in two more counterparts, all of which taken together shall be considered one and the same agreement and ea(:h of which shall be deemed an original.

(e) Severability. In case any provision of this Agreement shall be held illegal, invalid or unenforceable. the legality, validity and enforceability of the remaining provisions hereof shrill not m any way be affected or impaired thereby.

(1) Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement or any amendments or exhibits to it or any document executed and delivered, by either party in connection with this Agreement. All captions in this Agreement are for reference only and shall not be used in the interpretation of this Agreement or any related document. All Exhibits attached hereto are hereby incorporated herein by reference.

(g) Attorneys' Fees And Costs. In the event any dispute between the parties to this Agreement should result in litigation or other proceeding, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable attorneys' fess and costs, incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

(h) Conflicting Terms. To the extent any of the terms herein conflict with the terms of the Debenture Documents, the terms herein shall prevail.

(i) Informed Consent. The parties admit, acknowledge and declare that each has given mature and careful thought and consideration to the making of this Agreement and to all of the obligations hereby undertaken and the rights hereby extinguished or created; that this Agreement is entered into voluntarily, after advice of counsel, free of undue influence, coercion. duress, menace or fraud of any kind; that this Agreement and each and every paragraph and every part hereof has been carefully read and explained; and, that each party fully and completely understands aDd is cognizant of all of the terms and conditions in this Agreement.

(j) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Any litigation based thereon, or arising out of, under, or in connection with. this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the parties hereto shall be brought and maintained exclusively in the state or Federal courts within the State of New York, sitting in New York City. The parties hereby expressly and irrevocably submit to the jurisdiction of the state and Federal Courts within the State of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The parties further irrevocably consent to the service of process by registered mail postage prepaid, or by personal service within or without the State of New York. The parties hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection which they may have or hereafter may have to venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the parties have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to themselves or their property, the parties hereby irrevocably waive such immunity in respect of its obligations under this Agreement and the related agreements entered into in connection herewith.

(k) Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY~ VOLUNTARILY AND INTENTJONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER. THIS AGREEMENT OR. (b) IN ANY WAY CONNECTED WITH OR. RELATED OR INCIDENTAL TO THE DEALINGS AMONG THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE PARTIES AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DOCIDED BY COURT TRJAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OR THEIR RIGHT TO TRIAL BY JURY. THE PARTIES ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFE'CT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

(l) Further Assurances. The parties hereto hereby agree to execute such further documents, and take such further actions as may reasonably be necessary to carry out the intent and provisions of this Agreement, or any agreement or document relating hereto or entered into in connection herewith.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first within above.

PLEASE READ CAREFULLY. THIS REDEMPTION AND SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

TORBAY HOLDINGS INC.

By: /s/ W. T. Large
--------------------------------------------
Its: President and CEO

AJW PARTNERS, LLC.
BY: SMG GROUP, LLC

BY: /s/ Corey Ribotsky
--------------------------------------------
Its: Manager

NEW MILLENNIUM  CAPITAL  PARTNERS II, LLC
BY: FIRST STREET  MANAGER II LLC

BY: /s/ Corey Ribotsky
--------------------------------------------
Its: Manager

AJW OFFSHORE, LTD
BY: FIRST STREET  MANAGER II LLC

BY: /s/ Corey Ribotsky
--------------------------------------------
Its: Manager

AJW QUALIFIED PARTNERS LLC
BY: AJW MANAGER, LLC

BY: /s/ Corey Ribotsky
--------------------------------------------
Its: Manager

SUPREME COURT FOR THE STATE OF NEW YORK COUNTY OF NASSAU

                                                                       Index No.

---------------------------------------------------
AJW PARTNERS, LLC, NEW MILLENIUM CAPITAL PARTNERS  |
II, LLC, AJW OFFSHORE, LTD, and AJW QUALIFIED      |
PARTNERS, LLC                                      |
                                                   |
                                    PLAINTIFF(S)   |       AFFIDAVIT OF
                      AGAINST                      |       CONFESSION OF
TORBAY HOLDINGS INC.,                              |         JUDGMENT
                                                   |
                                    DEFENDANT(S)   |
---------------------------------------------------

STATE OF NEW YORK, COUNTY OF                    ss.:
WILLIAM THOMAS LARGE
                            BEING DULY SWORN, DEPOSES AND SAYS; THAT DEPONENT IS


         the President and CEO of Torbay Holdings, Inc., the

DEFENDANT HEREIN.

THE DEFENDANT HEREBY CONFESSES JUDGMENT HEREIN AND AUTHORIZES ENTRY THEREOF AGAINST DEFENDANT IN THE SUM OF

$350,000 plus accrued interest, late fees, liquidated damages and attorneys fees and costs, as set forth in the May 15, 2002 and April 16, 2003 Securities Purchase Agreements and related agreement:

DEFENDANT RESIDES AT                            DEFENDANT AUTHORIZED ENTRY

IN THE COUNTY OF                   STATE OF
     Nassau                        New York

OF JUDGMENT IN

Supreme Court for the State of New York, County of Nassau

THIS CONFESSION OF JUDGMENT IS FOR A DEBT                   DUE TO THE PLAINTIFF
ARISING FROM THE FOLLOWING FACTS: On May 15, 2003 and April 16, 2003, Plaintiffs entered into Securities Purchase agreements and several related agreements with Torbay Holdings Inc. ("Torbay"), pursuant to which the Plaintiffs purchased from Torbay $750,000 of 12% secured convertible debentures and 2,000,000 warrants to buy shares of Torbay's common stock (collectively, the "Agreements"). Subsequently, the Investors converted a portion of their Debentures into shares of Torbay common stock, leaving $545,850 principal amount outstanding. On November 12, 2003, in accordance with the Agreements between the parties, the Plaintiffs tendered Conversion Notices to Torbay. The conversion prices were calculated in accordance with the formula set forth in the Agreements. Pursuant to the terms of the Agreements, Torbay was obligated to deliver to the Plaintiffs the shares of its common stock set forth in the Conversion Notices no later than November 14, 2003. Thereafter, Torbay informed the Plaintiffs that it would not honor the November 12, 2003 Conversion Notices. On November 18, 2003, each of the Plaintiffs sent to Torbay a Notice of Default. Under the terms of the Agreements, a failure by Torbay to deliver common stock issuable by conversion within the deadline constitutes a default of the Agreements. The Agreements provide that Torbay must pay a late fee of $2000 per day for failing to deliver common stock to be issued and delivered upon conversion. The Agreements also provide for the payment of attorneys' fees and costs to the prevailing party in any litigation brought to enforce the Agreements. The Agreements also provide that in the event of default interest is to accrue on the outstanding principal at the annual rate of 15%.

THIS AFFIDAVIT, IF MADE IN CONNECTION WITH AN AGREEMENT FOR THE PURCHASE FOR $1,500.00 OR LESS OF ANY COMMODITIES FOR ANY USE OTHER THAN A COMMERCIAL OR BUSINESS USE UPON ANY PLAN OF DEFERRED PAYMENTS WHEREBY THE PRICE OR COST IS PAYABLE IN TWO OR MORE INSTALLMENTS, WAS EXECUTED SUBSEQUENT TO THE TIME A DEFAULT OCCURRED IN THE PAYMENT OF AN INSTALLMENT THEREUNDER.



SWORN TO BEFORE ME THIS
         DAY OF                                  /s/ William Thomas Large
                                    --------------------------------------------
                                      The name signed must be printed beneath

+ Strike out matter in parenthesis if defendant is individual.
* Insert words "to become" if debt is not yet due.
** If in a city court, Insert name of court, UCCA ss. 1403.